EXHIBIT 10.4

FIRST AMENDMENT

TO THE

STATE AUTO FINANCIAL CORPORATION

1998 STATE AUTO AGENTS’ STOCK OPTION PLAN

(Amended and Restated as of May 1, 1999)

The State Auto Financial Corporation 1998 State Auto Agents’ Stock Option Plan, amended and restated as of May 1, 1999 (the “Plan”), is hereby amended in the following particulars:

§1.	Definitions

All capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.

§2.	No Stock Option Repricing without Shareholder Approval

The Option Price of any Stock Options granted under the Plan shall not be changed or modified after the time such Stock Options have been granted unless such change or modification is made with a the prior approval of the Company’s shareholders.

§3.	Effective Date; Construction

The effective date of this amendment is March 7, 2008, and this amendment shall be deemed to be a part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.